Exhibit 99.1

Kartoon Studios Inc. Completes First Tranche of Registered Direct Offering of Common Stock and Pre-Funded Warrants for up to $7.0 Million; Closes Initial Purchase of $4.0 Million of Common Stock and Pre-Funded Warrants

BEVERLY HILLS, Calif., April 23, 2024 (GLOBE NEWSWIRE) – Kartoon Studios Inc. (NYSE American: TOON) (“Kartoon Studios” or the “Company”), a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands, today announced the consummation of the initial closing of a registered direct offering (the “Offering”) to a certain institutional investor (the “Investor”) pursuant to a securities purchase agreement, dated April 18, 2024, of up to 7,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded warrants to purchase shares of Common Stock (the “Pre-funded Warrants”), of which 3,900,000 shares and 100,000 Pre-Funded Warrants were issued and sold on April 23, 2024. An additional 3,000,000 shares and/or Pre-Funded Warrants may be issued and sold to the Investor at the sole option of the Investor, at $1.00 per share of Common Stock and $0.99 per Pre-funded Warrant, in up to three additional closings of at least $1,000,000 in gross proceeds each, and to occur no later than one hundred eighty (180) days following April 18, 2024. The Company received aggregate gross proceeds of $4,000,000 from the initial closing, prior to deducting placement agent fees and other offering expenses and may receive up to an additional $3 million in gross proceeds pursuant to the subsequent closings, prior to deducting placement agent fees and other offering expenses.

EF Hutton LLC acted as the sole placement agent for the Offering.

The securities were offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-276259), which was filed with the U.S. Securities and Exchange Commission (“SEC”) on December 22, 2023, and declared effective by the SEC on January 5, 2024, and the accompanying prospectus contained therein (the “Registration Statement”).

The offering was made only by means of a prospectus supplement and accompanying prospectus. A prospectus supplement describing the terms of the public offering was filed with the SEC on April 19, 2024, and formed a part of the effective Registration Statement. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained on the SEC’s website at http://www.sec.gov or by contacting EF Hutton LLC, Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhutton.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Kartoon Studios Inc.

Kartoon Studios is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. television market and international expansion underway with launches in key markets around the world, including Germany, Malaysia, India, Africa and Sub-Sahara Africa, Australia, New Zealand, Philippines, and Maldives. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs. Frederator Network owns and operates the largest global animation network on YouTube, with channels featuring over 2,000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

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Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the proposed registered direct offering, and the timing and the use of the proceeds from the offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

MEDIA CONTACT

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT

ir@kartoonstudios.com

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